Exhibit 10.2
                                  NOVELIS INC.
                      NON-QUALIFIED STOCK OPTION AGREEMENT

Name of Participant: __________________________

Grant Date:   October 26, 2006

Total Option Shares: __________________________

Premium Option Shares:(Insert number equal to 50% of Total Option Shares)

Non-Premium Option Shares:(Insert number equal to 50% of Total Option Shares)

Exercise Price Per Option Share:  $25.53

        This Agreement evidences the grant by Novelis Inc. (the "Company") of a non-qualified stock option to the above-referenced "Participant" as of the "Grant Date" hereof pursuant to the Novelis Inc. 2006 Incentive Plan (the "Plan").

        1.      Option. Participant shall have the option (the "Option") to
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purchase the Company's Shares at a price per share (the "Exercise Price") and in the amounts set forth above. The Option Shares subject to this Agreement shall be comprised of two equal portions: the "Premium Option Shares" and "Non-Premium Option Shares". The Premium Options Shares shall be subject to the additional restrictions set forth in paragraph 2(c) below. The Option is not intended to qualify for federal income tax purposes as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        2.      Vesting and Exercise of the Option.
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                (a)     Vesting Schedule. Subject to the remaining provisions of
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        this paragraph, the Option shall become vested and exercisable in accordance with the following schedule:

                            25% after one year on October 26, 2007
                            25% after two years on October 26, 2008
                            25% after three years on October 26, 2009
                            25% after four years on October 26, 2010

                (b)     Manner of Exercise. The Option may be exercised only by
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        Participant (or other proper party in the event of death), subject to the conditions of the Plan and subject to such other administrative rules as the Committee may deem advisable, by delivering a written notice of exercise to the Company or its designee. The notice shall state the number of Option Shares as to which the Option is being exercised. Premium Option Shares will be exercised first, to the extent available, before any Non-Premium Option Shares are exercised. The exercise of the Option shall be deemed effective upon receipt of such notice by the Company or its designee and upon payment that complies with the terms of the Plan and this Agreement. The Option may be exercised with respect to any number or all of the Option Shares as to which it can then be exercised and, if partially exercised, may be so exercised as to the unexercised Option Shares any number of times during the exercise period as provided herein.

                (c)     Restriction on Premium Options. In no event may the
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        Premium Option Shares be exercised unless the Fair Market Value per Share, as of the close of business of the most recent business day preceding the date of exercise, equals or exceeds $28.59 (one hundred twelve percent (112%) of the Exercise Price Per Option Share).

                (d)     Effect of Termination of Employment.
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                        (i) In the event Participant terminates employment for any reason other than Retirement, Cause, Disability or death, (A) the Option, to the extent vested and exercisable at the time of such termination, shall remain exercisable until the expiration of 90 days after such termination, on which date the Option shall expire, and (B) the Option, to the extent not vested and exercisable at the time of such termination, shall expire at the close of business on the date of such termination.

                        (ii) In the event Participant terminates employment due to Retirement on or after October 26, 2007, the Option shall continue to vest in accordance with paragraph 2(a) above but in all events must be exercised no later than the third (3rd) anniversary following Participant's Retirement. In the event Participant terminates employment due to Retirement before October 26, 2007, the Option shall expire in its entirety at the close of business on the date of such Retirement.

                        (iii) In the event Participant terminates employment due to death or Disability, the Option shall become immediately vested and exercisable but in all events must be exercised no later than the first (1st) anniversary following Participant's termination of employment.

                        (iv) In the event of Participant's employment is terminated for Cause, the Option (regardless of whether or not vested and exercisable at the time of such termination) shall expire in its entirety at the close of business on the date of such termination (or deemed termination).

                        (v) For purposes of this Agreement, "terminates employment," "termination of employment" or any similar reference means the complete severance of Participant's employment relationship with the Company and its affiliates for any reason. Participant will be treated as continuing in the employ of the Company while he or she is on military leave, sick leave or other bona fide leave of absence; provided that Participant's inclusion on the Company's non-active payroll shall not be considered a bona fide leave of absence for purposes of this Agreement.

                (e)     Effect of Change in Control. Notwithstanding anything
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        contained herein to the contrary, if a Change in Control shall occur prior to the vesting date of the Option Shares, then one hundred percent (100%) of such Option Shares shall become immediately vested and exercisable, without regard to the restrictions under paragraph 2(c) above with respect to Premium Option Shares.

                (f)     Latest Date of Exercise. Notwithstanding anything
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        contained herein to the contrary, in no event may the Option be exercised later than October 25, 2013.

        3.      Waiver of Breach. The waiver by either party of a breach of any
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provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

        4.      Participant's Undertaking. Participant hereby agrees to take
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whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on Participant pursuant to the express provisions of this Agreement and the Plan. Participant further agrees that if he or she is or becomes an insider of the Company for purposes of any applicable securities or other law or the Company's insider trading policy, then the exercise of the Option and the disposal of Shares acquired pursuant to such exercise shall be subject to restrictions under such law or policy.

        5.      Incorporation of Plan. The terms and provisions of the Plan are
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hereby incorporated into this Agreement as if set forth herein in their entirety. In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Plan.

        6.      Modification of Rights. The rights of Participant under this
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Agreement are subject to modification and termination in certain events as provided herein and/or the Plan.

        7.      Governing Law/Jurisdiction. This Agreement shall be governed
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under the laws of the State of Georgia without regard to the principles of conflicts of laws. Each party hereto submits to the exclusive jurisdiction of the United States District Court for the District of Georgia (Atlanta, Georgia) and hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding relating to this Agreement.

        8.      Entire Agreement/Severability. This Agreement and the Plan (and
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the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto. If any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date. This Agreement may be executed in counterparts.

                                        NOVELIS INC.

                                        By:
                                               _________________________________

                                        Name:
                                               _________________________________

                                        Title:
                                               _________________________________

                                        PARTICIPANT

                                        ________________________________________

                                        Date: _________________________________

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